CERTIFICATION

Re:         Morgan Stanley Bank of America Merrill Lynch Trust 2016-C30, Commercial Mortgage Pass-Through Certificates, Series 2016-C30 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2016 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                           __________________________________________

              I, Jane Lam, certify that:

              1.            I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Bank of America Merrill Lynch Trust 2016-C30 (the “Exchange Act periodic reports”);

              2.            Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

              3.            Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

              4.            Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

              5.            All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

              In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•       Wilmington Trust, National Association, as Trustee

•       Wells Fargo Bank, National Association, as Certificate Administrator

•       Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator

•       Wells Fargo Bank, National Association, as Custodian

•       Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian

•       Trimont LLC, as Master Servicer (from 3/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Master Servicer (from 1/1/25 to 2/28/25)

•       LNR Partners, LLC, as Special Servicer

•       Park Bridge Lender Services LLC, as Operating Advisor

•       CoreLogic Solutions, LLC, as Servicing Function Participant

•        Trimont LLC, as Master Servicer under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced by such party: Vertex Pharmaceuticals HQ (from 3/1/25 to 12/31/25) and Simon Premium Outlets (from 3/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced by such party: Vertex Pharmaceuticals HQ (from 1/1/25 to 2/28/25) and Simon Premium Outlets (from 1/1/25 to 2/28/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced by such party: Vertex Pharmaceuticals HQ (from 1/1/25 to 12/31/25) and Simon Premium Outlets (from 1/1/25 to 12/31/25)

•        Trimont LLC, as Master Servicer under the BBCMS 2016-ETC securitization, pursuant to which the following mortgage loans were serviced by such party: Easton Town Center (from 3/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Master Servicer under the BBCMS 2016-ETC securitization, pursuant to which the following mortgage loans were serviced by such party: Easton Town Center (from 1/1/25 to 2/28/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the BBCMS 2016-ETC securitization, pursuant to which the following mortgage loans were serviced by such party: Easton Town Center (from 1/1/25 to 12/31/25)

•        Trimont LLC, as Master Servicer under the CSAIL 2016-C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Coconut Point (from 3/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Master Servicer under the CSAIL 2016-C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Coconut Point (from 1/1/25 to 2/28/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the CSAIL 2016-C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Coconut Point (from 1/1/25 to 12/31/25)

•       Trimont LLC, as Master Servicer under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced by such party: International Square (from 3/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Master Servicer under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced by such party: International Square (from 1/1/25 to 2/28/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced by such party: International Square (from 1/1/25 to 12/31/25)

•       Rialto Capital Advisors, LLC, as Special Servicer under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced by such party: Vertex Pharmaceuticals HQ (from 1/1/25 to 12/31/25) and Simon Premium Outlets (from 1/1/25 to 12/31/25)

•       Torchlight Loan Services, LLC, as Special Servicer under the BBCMS 2016-ETC securitization, pursuant to which the following mortgage loans were serviced by such party: Easton Town Center (from 6/24/25 to 12/31/25)

•       Situs Holdings, LLC, as Special Servicer under the BBCMS 2016-ETC securitization, pursuant to which the following mortgage loans were serviced by such party: Easton Town Center (from 1/1/25 to 6/23/25)

•       Rialto Capital Advisors, LLC, as Special Servicer under the CSAIL 2016-C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Coconut Point (from 1/1/25 to 12/31/25)

•       LNR Partners, LLC, as Special Servicer under the CGCMT 2016-P5 securitization, pursuant to which the following mortgage loans were serviced by such party: Columbia Center (from 1/1/25 to 12/31/25)

•       Torchlight Loan Services, LLC, as Special Servicer under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced by such party: International Square (from 1/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Custodian under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced by such party: Vertex Pharmaceuticals HQ (from 1/1/25 to 12/31/25) and Simon Premium Outlets (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Servicing Function Participant under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced by such party: Vertex Pharmaceuticals HQ (from 1/1/25 to 12/31/25) and Simon Premium Outlets (from 1/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Custodian under the BBCMS 2016-ETC securitization, pursuant to which the following mortgage loans were serviced by such party: Easton Town Center (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Servicing Function Participant under the BBCMS 2016-ETC securitization, pursuant to which the following mortgage loans were serviced by such party: Easton Town Center (from 1/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Custodian under the CSAIL 2016-C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Coconut Point (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Servicing Function Participant under the CSAIL 2016-C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Coconut Point (from 1/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Custodian under the SHOPS 2016-CSTL securitization, pursuant to which the following mortgage loans were serviced by such party: The Shops at Crystals (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Servicing Function Participant under the SHOPS 2016-CSTL securitization, pursuant to which the following mortgage loans were serviced by such party: The Shops at Crystals (from 1/1/25 to 12/31/25)

•       Wells Fargo Bank, National Association, as Custodian under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced by such party: International Square (from 1/1/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Servicing Function Participant under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced by such party: International Square (from 1/1/25 to 12/31/25)

Date:  March 24, 2026

By /s/ Jane Lam

      Name: Jane Lam

      Title: President